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                                                                   Exhibit 10.15

                           M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                        BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS

                              NEWPORT OFFICE TOWER
        525 WASHINGTON BLVD. o P.O. BOX 260 o JERSEY CITY, NJ 07303-0260
      201-459-9500 o 800-888-8118 o FAX 201-459-9521 o www.mhmeyerson.com




Mr. John C. Regan
Chairman
Chief Executive Officer
PDG ENVIRONMENTAL, INC.
300 Oxford Drive
Monroeville, PA 15146-2343


Dear Mr. Regan:

     THIS AGREEMENT (the "AGREEMENT") is made as of January 11, 1999 between PDG Environmental, Inc. ("PDG") Bulletin Board Symbol: "PDGE" and M.H. Meyerson & Co., Inc. ("MEYERSON") Nasdaq NMS Symbol: "MHMY".

     In consideration of the mutual covenants contained herein and intending to be legally bound thereby, PDG and MEYERSON hereby agree as follows:

     1. MEYERSON will perform investment banking services, on a non-exclusive basis, for PDG on the terms set forth below for a period of five years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to PDG in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of PDG, all with the objective of accomplishing PDG's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist PDG in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to PDG; and to assist in negotiations on behalf of PDG. MEYERSON will have the option to perform all financings to be done by PDG for as long as this AGREEMENT is in effect. In each instance, MEYERSON will render such services as to which PDG and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and PDG.

     2. In connection with the performance of this AGREEMENT, MEYERSON and PDG shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

     3. In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted five-year Warrants to purchase, a total of 250,000 shares of Common Stock of PDG, with demand and piggy back registration rights as set forth in paragraph 6 below. Such Warrants ("MEYERSON Warrants") may be exercised at any time from January 11, 1999 to and including January 11, 2004. The MEYERSON Warrants shall vest and become irrevocable as follows: 75,000 warrants at a price of $1.20 per share immediately upon the signing of this AGREEMENT, 75,000 Warrants at a price of $1.50 per share six months after the signing of this agreement; and the remaining 100,000 Warrants at a price of $2.00 per share

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          one year after the signing of this AGREEMENT. At any time after one year from the date of this AGREEMENT, MEYERSON shall have a cashless exercise option to exercise the Warrants, in MEYERSON's discretion, by surrendering shares of common stock of PDG, including shares issuable pursuant to the exercise of the Warrants, having a fair market value equal to the exercise price of the Warrants being exercised. The fair market value per share of common stock on any date shall be deemed to be the average of the daily closing prices for the three consecutive trading days immediately preceding the date in question. The presentation of a copy of this AGREEMENT by MEYERSON, together with a request that part or all of the Warrant be exercised and a direction that the appropriate number of shares be withheld to pay the exercise price, shall be deemed to be the surrender of such number of shares for purposes of exercising the cashless exercise option.

     4. In the event that PDG fails to honor the exercise by MEYERSON of any vested warrants as set forth herein, by failing to deliver the certificate(s) for the underlying shares of common stock to MEYERSON within 10 days after such exercise, and provided that failure to delivery is the direct result of PDG's actions or inactions, MEYERSON may take legal action, without further notice to PDG to obtain such underlying shares, and PDG agrees to pay all damages, costs and expenses incurred by MEYERSON, including reasonable attorneys' fees.

     5. If PDG should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split, a business combination, a recapitalization or merger, the terms of the MEYERSON Warrants shall be proportionally adjusted to prevent the dilution or enlargement of the rights of the MEYERSON interest.

     6. During the period from January 11, 2000 to January 11, 2004, the holders of at least 51% of: (i) the MEYERSON Warrants not then exercised; and (ii) the shares previously issued upon exercise of any of the MEYERSON Warrants (hereinafter, collectively, the "MEYERSON EQUITY",) may demand, on one occasion only, that PDG promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES"). Additionally, if PDG, during the period from January 11, 2000 to January 11, 2004, files a Registration Statement covering the sale of any of PDG's common stock, then PDG, on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON EQUITY, shall include in any such Registration Statement, at PDG's expense, the MEYERSON SHARES, provided that, if the sale of securities by PDG is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after the effective date of the underwritten Registration Statement. MEYERSON will assume the cost of the company's registration statement for the Warrants and underlining shares with our corporate counsel. PDG will assume the legal expenses of reviewing the same along with any expenses incurred with preparation of the financials.

     7. The obligation of PDG to register the MEYERSON SHARES, including the shares issuable upon exercise of the MEYERSON Warrants,pursuant to the demand or the piggy back registration rights set forth in paragraph 6 above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

     8. PDG agrees that, for a period of three (3) years from the date of this AGREEMENT, PDG will not utilize the registration exemption set forth in Regulation S under the ACT, nor issue any security with a downward ratchet dilution program without the consent of MEYERSON, which



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          consent will not be unreasonably withheld.

     9. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to PDG's transfer agent, together with a request that all or part of the MEYERSON Warrant be exercised and a certified check in the proper amount of a direction, pursuant to the cashless exercise option, that shares be withheld to pay for the exercise, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

     10. Upon the execution of this AGREEMENT, PDG shall include in its next annual report and filings the highlights and terms of this investment banking AGREEMENT.

     11. Upon the signing of this AGREEMENT, PDG shall pay MEYERSON $25,000 as a non-accountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and PDG, arising out of any transactions that are proposed or executed by MEYERSON and consummated by PDG, or are executed by MEYERSON at PDG's request, during the term of this AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition, MEYERSON shall be reimbursed by PDG for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of PDG that is approved, in writing, in advance by PDG's Chief Executive Officer.

     12. PDG agrees to indemnify and hold MEYERSON and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON by any third party in connection with MEYERSON's rendering services under this AGREEMENT except for any losses, claims, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitations, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state's Securities and Exchange Commission or from any act of MEYERSON involving willful misconduct and except that PDG shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

     13. MEYERSON agrees to indemnify and hold PDG and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against PDG in connection with MEYERSON's acts or omissions while rendering services under this AGREEMENT, including any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state's Securities and Exchange Commission or from any act from MEYERSON involving willful misconduct and except that MEYERSON shall not be liable for any paid in settlement of any claim that is settled without its prior written consent.

     14. Within 90 days of this AGREEMENT, a representative of MEYERSON will visit the corporate headquarters of PDG. PDG will submit to MEYERSON a current business plan setting forth how PDG plans to proceed over the next two (2) years.

     15. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of PDG; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.


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     16.  This AGREEMENT may not be assigned by either party hereto, except that
          MEYERSON may assign any or all of its Warrants to its employees, and shall be interpreted in accordance with the laws of the State of Delaware, and shall be binding upon the successors of the parties. Either party may terminate this AGREEMENT at any time, however, legally vested Warrants will remain with MEYERSON.

     17. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

     18. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     19. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgment upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgment may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

     20. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding PDG's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President, or Joseph Messina, Vice President, Compliance. If information is being faxed, our confidential compliance fax number is
          (201)459-9534 for communication use.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.

M.H. MEYERSON & CO., INC.                         PDG ENVIRONMENTAL, INC.


By: /s/ MICHAEL SILVESTRI                         By: /s/ JOHN C. REGAN
   ----------------------                            -------------------
   Michael Silvestri                                 John C. Regan
   President                                         Chairman



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